Exhibit 21

PRINCIPAL OPERATING SUBSIDIARIES AND AFFILIATES

The Houston Exploration Company
1331 Lamar
Houston,  Texas

Gas Energy Inc.
Gas Energy Cogeneration Inc.
111 Livingston Street
Brooklyn, New York 11201

KeySpan Energy Services Inc.
300 First Stamford Place
Stamford, Connecticut 06902

KeySpan Energy Management Inc.
30 Jericho Executive Plaza
Center Wing
Jericho, New York 11753

KeySpan Energy Canada, Ltd.
4500 Banker's Hall East
655 Second Street, S.W.
Calgary, Alberta
Canada T2P 4K7

KeySpan Energy Corporation
One MetroTech Center
Brooklyn, New York  11201-3850

The Brooklyn Union Gas Company
d/b/a Brooklyn Union
One MetroTech Center
Brooklyn, New York 11201

KeySpan Gas East Corporation
d/b/a Brooklyn Union of Long Island
175 East Old Country Road
Hicksville, New York 11801

KeySpan Energy Development Corporation
One MetroTech Center
Brooklyn, New York 11201


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KeySpan Energy Services Inc.
300 First Stamford Place
Stamford, Connecticut 06902

KeySpan Energy Management Inc.
30 Jericho Executive Plaza
Center Wing
Jericho, New York 11753

KeySpan Energy Solutions LLC
222-40 96th Avenue
Queens Village, New York 11429

KeySpan Generation LLC
175 East Old Country Road
Hicksville, New York 11801

Keyspan Electric Services LLC
175 East Old Country Road
Hicksville, New York 11801

KeySpan Energy Trading Services LLC
100 East Old Country Road
Hicksville, New York 11801